Exhibit 99.2

Carvana Announces Record Third Quarter 2025 Results

Record 156k retail units drive industry-leading 44% YoY growth
Record $5.65 billion Revenue, up 55% YoY
Industry-leading Net income of $263 million1, up $115 million YoY
Record Adjusted EBITDA of $637 million, up $208 million YoY
For Q4, Carvana expects retail units sold over 150k; for full year 2025, Carvana expects Adjusted EBITDA at or above the high end of previous $2.0 - $2.2 billion range2

PHOENIX – (Oct. 29, 2025) – Carvana (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended September 30, 2025. Carvana’s complete third quarter 2025 financial results and management commentary are available in the company’s shareholder letter on the quarterly results page of its Investor Relations website.
“In Q3, Carvana once again drove industry-leading growth and profitability while crossing over $20 billion revenue run rate scale for the first time,” said Ernie Garcia, Carvana founder and CEO. “We continue to focus on unlocking the structural advantages of our vertically integrated model that strengthen our business and separate our customer offering. This effort has already driven new milestones in speed, selection, convenience, and efficiency and we are even more excited about what’s possible on the road ahead.”

Q3 2025 Highlights
In Q3 2025, Carvana sold 155,941 retail units (+44% YoY) for total Revenue of $5.647 billion (+55% YoY), both all-time quarterly records. This growth was paired with industry-leading Q3 profitability, including:
•Net income of $263 million1 and Net income margin of 4.7%
•Adjusted EBITDA of $637 million and Adjusted EBITDA margin of 11.3%
•GAAP Operating income of $552 million and GAAP Operating margin of 9.8%

Outlook
Looking toward the fourth quarter, Carvana expects the following as long as the environment remains stable
•Retail units sold above 150,000, and
•Adjusted EBITDA at or above the high end of its previously communicated range of $2.0 to $2.2 billion for the full year 20252

1 Net income in Q3 2025 included a negative $120 million (2.1% margin) impact from the decline in the fair value of our Root warrants.
2 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to forecast fair value changes or calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income. Forecasted results and future objectives may be impacted by factors outside Carvana's control. See "Forward Looking Statements" herein.

Conference Call Details
Carvana will host a conference call today, Oct. 29, 2025, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call, along with supplemental financial information, will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, November 5, 2025, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 2325331#.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding growth drivers; our strategy, expected gross profit per unit; forecasted results, including forecasted Adjusted EBITDA and forecasted retail units sold; all mid-term and long-term financial and other objectives and goals; expected production capacity, including through expected additional locations and potential infrastructure capacity utilization; efficiency operational gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, trends or expectations regarding inventory, expected customer patterns and demand; expectations on anticipated timing of increased production output; potential benefits from and expectations regarding new technology, including the use of artificial intelligence; anticipated benefits of uses of our ADESA real estate; unexpected macroeconomic conditions, including geopolitical, trade, and regulatory uncertainty and commodity prices, including future effects of tariffs; and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues (including recent imposition of new and increased tariffs and effects of the U.S. government shutdown); our ability to realize expected benefits of our business strategy, including from the use of technology and artificial intelligence; utilize our available infrastructure capacity and realize the expected benefits therefrom, including increased margins and lower expenses; the benefits from our initiatives relating to ADESA; our ability to scale up our business; our ability to raise additional capital and our substantial indebtedness; our ability to effectively manage our rapid growth; our ability to maintain customer service quality and reputational integrity and enhance our brand; the changes in prices of new and used vehicles; the seasonal and other fluctuations in our quarterly and annual operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; our ability to acquire and expeditiously sell desirable inventory; our ability to grow complementary product and service offerings; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA and Adjusted EBITDA Margin.
Adjusted EBITDA is defined as Net income plus (minus) income tax (benefit), interest expense, net, other expense, net, loss on debt extinguishment, other operating expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, and share-based compensation expense in cost of sales and SG&A expenses, minus revenue related to our Root Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	Three Months Ended September 30,
(dollars in millions)	2024	2025
Net income	$148	$263
Income tax benefit	(1)	(4)
Interest expense, net	157	125
Other expense, net	29	154
Loss on debt extinguishment	4	14
Operating income	$337	$552
Other operating expense, net	1	1
Depreciation and amortization expense in cost of sales	33	27
Depreciation and amortization expense in SG&A expenses	40	38
Share-based compensation expense in cost of sales	1	—
Share-based compensation expense in SG&A expenses	23	24
Root warrant revenue	(6)	(5)
Adjusted EBITDA	$429	$637

Total revenues	$3,655	$5,647
Net income margin	4.0%	4.7%
Adjusted EBITDA margin	11.7%	11.3%

About Carvana (NYSE: CVNA)
Carvana’s mission is to change the way people buy and sell cars. Since launching in 2013, Carvana has revolutionized automotive retail and delighted millions of customers with an offering that is fun, fast, and fair. With Carvana, customers can find a car, get financing, trade in, and complete a purchase entirely online with the convenience of delivery or local pickup as soon as the same day. Carvana’s unique offering is powered by its passionate team, differentiated national infrastructure, and purpose-built technology.
For more information, please visit www.carvana.com.

Investors:
Carvana
Mike McKeever
investors@carvana.com

or

Media:
Carvana
press@carvana.com